SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2004

Union Pacific Corporation

(Exact Name of Registrant as Specified in its Charter)

Utah	1-6075	13-2626465
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1416 Dodge Street, Omaha, Nebraska	68179
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 271-5777

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

The Union Pacific Corporation 2004 Stock Incentive Plan (the “Plan”) will be submitted to shareholders at Union Pacific Corporation’s annual meeting to be held on April 16, 2004. The Plan is described under Proposal 2 in Union Pacific Corporation’s proxy statement relating to the annual meeting, and a copy of the Plan is attached hereto as an exhibit.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits.

10	Copy of the Union Pacific Corporation 2004 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2004

UNION PACIFIC CORPORATION

By:	/s/ Carl W. von Bernuth
Carl W. von Bernuth
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description
10	Copy of the Union Pacific Corporation 2004 Stock Incentive Plan.